                                                                   Exhibit 23(a)


                         [PricewaterhouseCoopers LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the financial statements, which appears in the 2002 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------------
PricewaterhouseCoopers LLP


San Juan, Puerto Rico
December 3, 2003